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                                                          EXHIBIT 10.1




                                   $12,500,000
                                CREDIT AGREEMENT





                                 By and Between


                             PRA AG FUNDING, L.L.C.
                                   as Borrower

                                       and

                          AG PRA 1999 FUNDING CO., LLC
                                    as Lender



                          Dated as of December 30, 1999




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                                CREDIT AGREEMENT


                This Credit Agreement (this "Agreement") is made as of December 30, 1999, by and between PRA AG FUNDING, L.L.C., a Delaware limited liability company (the "Borrower") and AG PRA 1999 Funding Co., LLC, a Delaware limited liability company (the "Lender").



                                    Recitals

                WHEREAS, the Borrower may from time to time wish to purchase a pool or pools of assets, which assets include charged off credit card accounts and other delinquent or deficiency consumer obligations.

                WHEREAS, the Borrower has requested that the Lender consider making loans to the Borrower from time to time to finance a portion of the purchase price to be paid by the Borrower for such pools of accounts.

                WHEREAS, the Lender has agreed to consider making such financing available to the Borrower pursuant to the terms and subject to the conditions set forth in this Agreement.

                NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Lender and the Borrower hereby agree as follows:


                                    ARTICLE I

                                   Definitions

                Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                        (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                        (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

                        (c) all accounting terms, unless otherwise specified, shall be deemed to refer to Persons and their Subsidiaries on a consolidated basis in accordance with GAAP.

                "Accepted Borrowing Request" shall have the meaning set forth in
Section 2.1(b).

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                "Account" means an account established for a bank or retail credit card customer or consumer installment loan borrower, as set forth and described in a Purchase Agreement, and all unpaid balances due from the Obligors of those accounts, together with all documents evidencing such Obligors' agreement to make payment of such unpaid balances, including without limitation each credit card application or agreement, and each promissory note, receivable, obligation, chattel paper, payment agreement, contract, installment sale agreement or other obligation or promise to pay of an Obligor, all as described and referred to in a Purchase Agreement.

                "Affiliated Party" means a Person which is related to, affiliated with or controlled by, or under common control with, or common ownership of, the Borrower, the Servicer or any member or equity holder of the Borrower or the Servicer.

                "Agreement" means this Credit Agreement and all exhibits, amendments and supplements hereto.

                "Asset" shall mean, with respect to an Asset Pool, each Account and any property or other right obtained by the Borrower in connection with collection of any such Account or in substitution therefor, all of which constitute a part of the Asset Pool into which such Account was initially delivered.

                "Asset Pool" shall mean all Accounts and other Assets described in a Borrowing Request or an Accepted Borrowing Request, as the context may require, which Accounts shall all have been originated by a single creditor, together with (a) each and every Asset obtained in replacement or satisfaction of or substitution for, any such Account so purchased, (b) each and every item of property obtained by the Borrower as a result of its collection activities with respect to any such Account, (c) each and every item of collateral or security, including all security interests, liens, guarantees and other interests securing payout of any Account, and all other rights and interests of the Borrower with respect to each Account, (d) each judgment rendered against an Obligor in respect of an Account, together with all lien rights related thereto,
(e) Asset Pool Proceeds derived from or paid or payable with respect thereto, together with any and all earnings thereon and (f) each and every other right, claim and interest associated therewith.

                "Asset Pool Equity Contribution" shall mean, with respect to each Asset Pool, that portion of the Total Cost of an Asset Pool not funded with proceeds of a Loan.

                "Asset Pool Proceeds" shall mean, with respect to an Asset Pool, any and all payments, revenues, income, receipts, collections, recoveries and other proceeds or assets received with respect to such Asset Pool, including (without limitation) (a) payments of principal, interest, fees, late charges, insufficient funds charges, guaranty payments and any interest thereon, credit insurance payments and other cash receipts on account of any Asset in such Asset Pool, (b) interest on the Collateral Account or any other account created in connection herewith, (c) legal fees, credit insurance costs, guaranty fees and other amounts recovered on account of any Asset in such Asset Pool, to the extent the obligation giving rise thereto has previously been paid or is otherwise not due and payable with any such receipts and


                                        2
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(d) settlements, compromises, liquidations, foreclosure proceeds, dispositions, sales, transfers or other proceeds, whether cash or otherwise, received as a result of or in any way in connection with collection activities related to any Asset or in connection with the sale of any Asset constituting a part of such Asset Pool.

                "Asset Pool Seller" shall mean, with respect to an Asset Pool, the party described in a Borrowing Request which has agreed to sell a specified Asset Pool to the Borrower pursuant to the terms and conditions of a Purchase Agreement.

                "Asset Pool Shortfall Amount" shall have the meaning set forth in Section 2.9.

                "Borrower" shall have the meaning specified in the preamble.

                "Borrowing Date" shall have the meaning specified in
Section 2.1(c).

                "Borrowing Request" shall have the meaning set forth in
Section 2.1(a).

                "Business Day" shall mean any day other than (a) a Saturday or Sunday and (b) a day on which banking institutions in the states of Virginia or New York are authorized or obligated by law, executive order or governmental decree to be closed.

                "Change of Control" shall mean any event, circumstance or occurrence that results in the Servicer holding and owning less than one hundred percent (100%) of the issued and outstanding equity interests in the Borrower.

                "Collateral Account" shall have the meaning set forth in
Section 2.7.

                "Collateral Account Agreement" shall mean the Collateral Account Agreement by and among the Borrower, the Servicer, the Lender and the Collateral Agent as to the deposit of Asset Pool Proceeds to one or more Collateral Accounts.

                "Collateral Agent" shall initially mean Bank of America and if thereafter replaced, shall mean any replacement or permitted successor or assignee thereof pursuant to the Collateral Account Agreement.

                "Contingent Interest" shall mean the amounts to be paid to the Lender in accordance with Sections 2.6 and 2.8(1).

                "Contingent Interest Share" shall mean, in respect of the Junior Tranche of any Loan, the percentage of the Total Cost of the Asset Pool financed with such Junior Tranche.

                "Default" shall mean an event that, with giving of notice or passage of the grace period (if any) or both, would constitute an Event of Default.

                "Default Rate" shall have the meaning set forth in
Section 2.3(b).

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                "Distribution Date shall mean, with respect to an Asset Pool, the twelfth (12th) day of each month (or as soon after such day as possible but not later than the fifteenth (15th) day of each month unless otherwise agreed by the Lender and the Borrower) commencing on the first such specified day following a Borrowing Date (or, in the case of the initial Loan hereunder, February 12, 2000) and continuing thereafter until all Assets constituting a part of such Asset Pool have been collected, sold, abandoned or otherwise disposed of to the satisfaction of the Borrower and the Lender.

                "Distribution Report" shall have the meaning set forth in
Section 2.7.

                "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                "Event of Default" shall have the meaning specified in
Section 8.1.

                "Facility Amount" shall mean $12,500,000.

                "Facility Termination Date" shall mean December 31, 2000.

                "Fixed Rate" shall mean an annual rate equal to twelve percent (12.0%).

                "GAAP" shall mean generally accepted accounting principles.

                "Indemnitees" shall have the meaning specified in Section 9.6.

                "Junior Tranche" shall mean, with respect to each Loan, the portion, if any, thereof in excess of the amount equal to eighty-five percent (85%) of the Total Cost of the Asset Pool to be financed with such Loan.

                "Junior Tranche Note" shall mean each promissory note of the Borrower in the form of Exhibit B-2.

                "Lender" shall have the meaning specified in the preamble.

                "Loan" shall mean, with respect to an Asset Pool, the loan made by the Lender to the Borrower pursuant to Section 2.1.

                "Loan Collateral" shall have the meaning set forth in
Section 3.1.

                "Loan Costs" shall mean those out-of-pocket payments, costs and expenses paid or incurred by the Lender pursuant to Section 9.5.

                "Loan Documents" shall mean this Agreement, the Security Agreement, the Collateral Account Agreement, the Servicing Agreement and, as and when issued, each Note and any other instrument, document or agreement entered into by the Borrower for the benefit of the


                                        4
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Lender to evidence or secure any Loan, in each case as amended, supplemented or modified with the consent of the Lender from time to time.

                "Loan Maturity Date" shall mean, with respect to a Loan, the final maturity date specified in the Note evidencing the Borrower's obligation to repay such Loan, which in no event shall be later than thirty six (36) months after issuance of such Note.

                "Note" shall have the meaning set forth in Section 2.2.

                "Obligor" shall mean the customer, obligor, maker, borrower or other party primarily obligated to pay an Account.

                "Permitted Release Value" shall have the meaning set forth in Section 3.4.

                "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                "Plan" shall mean an employee benefit plan or other plan maintained for employees and covered by Title IV of ERISA.

                "Purchase Agreement" shall mean the asset or account purchase and sale agreement by and between the Borrower and an Asset Pool Seller pursuant to which such Asset Pool Seller agrees to sell a specified Asset Pool to the Borrower for a specified purchase price.

                "Purchase Expenses" shall mean, with respect to an Asset Pool, the lesser of (a) the maximum estimated expenses to be incurred in connection with the purchase of an Asset Pool, as set forth in the related Borrowing Request, or (b) the sum of (i) any brokers' fees incurred in connection with acquisition of an Asset Pool, not to exceed one percent (1%) of the proposed purchase price for such Asset Pool, and (ii) the out-of-pocket legal costs and expenses incurred by the Borrower or the Lender in connection with the negotiation, preparation and consummation of the related Purchase Agreement, the closing of the purchase by the Borrower of such Asset Pool and the making of the Loan or Loans secured by such Asset Pool. In no event shall Purchase Expenses include any expenses incurred in connection with any due diligence review of an Asset Pool by the Borrower, the Servicer or the Lender.

                "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

                "Security Agreement" shall mean the Security Agreement from the Borrower to the Lender pursuant to which the Borrower grants to the Lender a security interest in, among other things, all Loan Collateral to secure payment of the Loans and other obligations hereunder.

                "Senior Tranche" shall mean, with respect to each Loan, the portion thereof not in excess of eighty-five percent (85%) of the Total Cost of the Asset Pool to be financed with such Loan.

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                "Senior Tranche Note" shall mean each promissory note of the
Borrower in the form of Exhibit B-1.

                "Servicer" shall initially mean Portfolio Recovery Associates, L.L.C. and, if thereafter replaced, shall mean any replacement or permitted successor or assign thereof pursuant to the terms and conditions of the Servicing Agreement.

                "Servicing Agreement" shall have the meaning set forth in
Section 3.3.

                "Servicing Cost Reimbursement" shall mean, with respect to an Asset Pool, the amount payable to the Servicer (or an approved subservicer) for services rendered in connection with collection of the Assets constituting a part of such Asset Pool, computed in accordance with the Servicing Agreement, as the same may be amended from time to time with the written consent of the Lender.

                "Total Cost" shall mean, with respect to an Asset Pool, an amount equal to the sum of (a) the price actually paid by the Borrower to purchase such Asset Pool pursuant to the related Purchase Agreement (which in no event shall be greater than the purchase price (and closing adjustments) with respect thereto approved by the Lender in the Accepted Borrowing Request for such Asset Pool) and (b) all Purchase Expenses actually incurred by the Borrower or the Lender in connection with consummation of such purchase by the Borrower, or making of the Loan to finance such purchase.

                "UCC" means the Uniform Commercial Code as in effect from time to time in New York or in any state whose laws are held to govern the creation, perfection or foreclosure of any security interest granted pursuant to the Security Agreement.


                                   ARTICLE II

                                 LOAN FACILITIES


                Section 2.1     Loans to Purchase Asset Pools.

                        (a) Requests for Borrowing. From time to time during the period from the date hereof to and including the Facility Termination Date, the Borrower may present to the Lender written information describing a particular Asset Pool (i) with respect to which the Borrower intends to submit an offer to purchase, (ii) requesting that the Lender make a Loan to the Borrower in a minimum principal amount of $250,000 (or such lesser amount as the Lender may approve) and a maximum principal amount of $4,000,000 (or such greater amount as the Lender may approve) to finance up to 100 percent (100%) of the Total Cost of such Asset Pool and (iii) specifying the portion (which shall not exceed 85% of the Total Cost of such Asset Pool) of the requested Loan which is to be the Senior Tranche and the portion which is to be the Junior Tranche. Each such request for a Loan

                                       6
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hereunder shall be in substantially the form of Exhibit A hereto (each a
"Borrowing Request"), and shall be accompanied by the relevant bid package (including the proposed Purchase Agreement to be entered into if the Borrower is the successful bidder for such Asset Pool), all relevant information known to the Borrower regarding the Accounts comprising such Asset Pool, projections of the Borrower's anticipated recoveries, cash flows and net returns to be obtained upon collection of such Accounts and such other information as the Lender may reasonably request. The Borrower shall make reasonable efforts to submit no more than one Borrowing Request in each calendar month. The Lender shall accept or reject a Borrowing Request within five (5) Business Days after receipt thereof from the Borrower. The Lender's failure to respond to a Borrowing Request within five (5) Business Days (or within such extended period as may be required in the event additional information or documentation is requested by the Lender) shall be deemed a rejection of the Borrowing Request by the Lender. Notwithstanding anything in the foregoing to the contrary, the Lender's decision to accept or reject a Borrowing Request shall be in the Lender's sole and absolute discretion and the Lender may decline any Borrowing Request for any reason (or no reason), without notification or explanation, and without regard to whether or not the Lender has given any prior indication of interest or oral approval with respect to the specified Asset Pool.


                (b) Acceptance of Borrowing Request. Any acceptance of a Borrowing Request shall be evidenced by the Lender's execution and return to the Borrower of such Borrowing Request, and shall be subject to all terms and conditions of this Agreement and such additional terms and conditions as the Lender may specify, and the Borrower may accept, in such accepted Borrowing Request (each an "Accepted Borrowing Request"). An Accepted Borrowing Request delivered to the Borrower by the Lender shall constitute the Lender's commitment, subject to satisfaction of all applicable terms and conditions of this Agreement, to make a Loan to the Borrower to fund a specified percentage of the Total Cost of the Asset Pool, as set forth in such Accepted Borrowing Request. An Accepted Borrowing Request shall expire and shall have no further force or effect if (i) the Borrower is not the successful bidder for the specified Asset Pool at a purchase price which is not in excess of the anticipated purchase price described in such Borrowing Request, (ii) the Borrower does not consummate its purchase of such Asset Pool pursuant to the terms and conditions of the related Purchase Agreement and as contemplated in the related Accepted Borrowing Request within thirty (30) calendar days following issuance of the Accepted Borrowing Request by the Lender (unless (A) such period of time is extended in writing by the Lender or (B) the Asset Pool Seller has unilaterally extended the closing date for purchase of an Asset Pool and the Borrower is unable to contest any such extension), (iii) the Borrowing Date does not occur within forty-five (45) days of the purchase of such Asset Pool or (iv) a Default or Event of Default shall occur and shall be continuing under this Agreement.

                (c) Funding Procedures. The Borrower shall provide the Lender with not less than three (3) Business Days prior written notice of the scheduled closing date for purchase of an Asset Pool described in an Accepted Borrowing Request and shall request funding of the related Loan on such date (each a "Borrowing Date"). Upon satisfaction of all applicable conditions set forth in Article IV, the Lender shall make the Loan to the Borrower as specified in the related Accepted Borrowing Request by


                                       7

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transferring the amount thereof to an appropriate account specified by the
Borrower on (or immediately prior to) the closing date for purchase of such Asset Pool.

                (d) Limitations. Without prior written consent of the Lender, the aggregate outstanding principal amount of all Loans shall not at any time exceed the Facility Amount.

        Section 2.2 Obligation to Repay Loans; Issuance of Notes. The Senior Tranche and the Junior Tranche of each Loan made by the Lender with respect to an Asset Pool under Section 2.1 shall each be evidenced by a separate promissory note of the Borrower payable to the order of the Lender in the amount(s) determined in accordance with the related Accepted Borrowing Request, dated as of the Borrowing Date and otherwise in substantially the respective forms of Exhibit B-1 and Exhibit B-2 (each a "Note"). The unpaid principal amount of each such Note shall bear interest, be payable and be secured as provided therein and herein.

        Section 2.3 Interest on Loans. The Borrower hereby agrees to pay interest on the unpaid principal balance of each Loan with respect to an Asset Pool for the period commencing on the Borrowing Date for such Loan and continuing thereafter until the Loan is paid in full, in accordance with the following:

                (a) Prior to the occurrence of an Event of Default, the outstanding principal balance of each Loan shall bear interest at an annual rate at all times equal to the Fixed Rate; and

                (b) From and after the occurrence of an Event of Default and continuing thereafter until such Event of Default shall be remedied to the written satisfaction of the Lender, the outstanding principal balance of each Loan shall bear interest at an annual rate at all times equal to the sum of (i) the rate then in effect with respect to such Loan and (ii) two percent (2%) (the "Default Rate").

        Section 2.4 Computation of Interest. Interest accruing on each Loan shall be computed on the basis of the actual number of days elapsed in a year of three hundred and sixty-five (365) days. Interest shall accrue on the outstanding principal balance of each Loan on a daily basis and shall be compounded on each Distribution Date if funds are not available for payment thereof on such Distribution Date.

        Section 2.5 Payment of Principal and Interest on Loans. Interest accruing on a Loan shall be payable in arrears on the next occurring Distribution Date for the related Asset Pool, but only to the extent available in accordance with Section 2.8. If not paid in full on a Distribution Date, all accrued and unpaid interest shall be compounded as of such date in accordance with Section 2.4. Principal of each Loan shall be finally due and payable on the Loan Maturity Date for such Loan, as specified in the Note evidencing payment of such Loan. In addition, each Loan shall be subject to mandatory prepayment (without premium or penalty) on each Distribution Date for the related Asset Pool in an amount equal to the Asset Pool Proceeds available for such prepayment on such date, as provided in Section 18. In addition, the Borrower may optionally prepay any outstanding Loans, in whole but not in part, at any time on or before December 31, 2000, provided that (i) no Loan may be prepaid until all Loans made



                                       8


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after such Loan have been prepaid and (ii) such prepayment includes all accrued but unpaid interest on the Loans being prepaid through the date of prepayment plus the greater of (A) an amount that would result in the Lender receiving an internal rate of return of 15.0% on the Loans being prepaid through such date of prepayment and (B) an amount equal to 1.5% of the principal amount of all Loans being prepaid less all interest paid on such Loans through the date of prepayment.

        Section 2.6 Contingent Interest Shares. The Borrower agrees to pay to the Lender, with respect to the Junior Tranche of each Loan, a Contingent interest Share with respect to the Asset Pool financed with such Loan, payable on each Distribution Date for the related Asset Pool, as provided in Section 2.8(1). Payment in full of any Loan shall in no way affect the obligation of the Borrower to pay to the Lender the Contingent Interest Share with respect to the Asset Pool financed with such Loan.

        Section 2.7 Collection and Deposit of Asset Pool Proceeds. Except as otherwise provided in Section 2.9, each Loan shall be paid out of Asset Pool Proceeds collected with respect to the related Asset Pool. All Asset Pool Proceeds received by the Servicer or the Borrower will be transferred on a daily basis to one or more separate collateral accounts (as specified by the Lender) opened and maintained by the Servicer with the Collateral Agent solely and exclusively for the deposit and collection of Asset Pool Proceeds, in the name of the Lender, pursuant to the Collateral Account Agreement (each, a "collateral Account"). Each Collateral Account shall to the extent reasonably possible be an interest bearing account and all interest earned on amounts or deposit therein shall constitute, and be treated as, Asset Pool Proceeds collected with respect to the relevant Asset Pool. All Asset Pool Proceeds from each Asset Pool shall be held in the related Collateral Account until the next occurring Distribution Date for such Asset Pool. Not later than 3:00 p.m Eastern Standard Time on the Business Day preceding each Distribution Date, the Borrower or the Servicer shall deliver to the Lender a report for the preceding collection period setting forth, by Asset Pool, the Asset Pool Proceeds, Servicing Cost Reimbursement, outstanding balances of Loans and other relevant information to determine the use and application of the Asset Pool Proceeds deposited to a Collateral Account during such collection period (each, a "Distribution Report") and the Lender will make its determinations as to distributions in accordance with Section 2.8. In no event shall any Asset Pool Proceeds be withdrawn from any Collateral Account or distributed to any party (other than the Lender) without the prior written consent of the Lender as to each such withdrawal or distribution. Any amount that the Borrower or Servicer proposes that the Collateral Agent distribute to the Lender may be so distributed on the date proposed therefor without the written consent of the Lender, it being understood that the distribution shall be subject to retroactive adjustment once the Lender completes its review and determination of the proposed distribution amounts as contemplated herein.

        Section 2.8 Distribution of Asset Pool Proceeds. Upon delivery to the Collateral Agent of the Lender's written authorization for distributions to be made from a Collateral Account as contemplated in Section 2.7, Asset Pool Proceeds on deposit in the Collateral Account with respect to an Asset Pool shall be distributed on the next succeeding Distribution Date for such Asset Pool, in accordance with the following:

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                (a)     first, to the Servicer, any funds improperly deposited
to a Collateral Account;

                (b) second, to the Servicer, an amount equal to the Servicing Cost Reimbursement, if any, payable to the Servicer (or any approved subservicer) with respect to such Asset Pool Proceeds;


                (c) third, to the Lender, an amount equal to all unpaid Loan Costs paid or incurred by the Lender with respect to the making or collection of a Loan secured by such Asset Pool;

                (d) fourth, to the Collateral Agent, an amount equal to all fees and expenses due and owing to the Collateral Agent with respect to such Asset Pool;

                (e) fifth to the Lender, an amount equal to all accrued and unpaid interest at the Fixed Rate on the Senior Tranche of the related Loan for such Asset Pool;

                (f) sixth, to the Lender, an amount equal to the outstanding principal, (of the Senior Tranche of the related Loan for such Asset Pool, until the Senior Tranche of such Loan shall have been paid in full;

                (g) seventh, if there is any outstanding Asset Pool Shortfall Amount with respect to the Senior Tranche of Loans secured by other Asset Pools, to the Lender, to be applied to interest and principal with respect to such Senior Tranches until such Asset Pool Shortfall Amount has been eliminated;

                (h) eighth, to the Lender, an amount equal to all accrued and unpaid interest at the Fixed Rate on the Junior Tranche of the related Loan for such Asset Pool;

                (i) ninth, to the Lender, an amount equal to the outstanding principal of the Junior Tranche of the related Loan for such Asset Pool, until the Junior Tranche of such Loan shall have been paid in full;

                (j) tenth, if there is any outstanding Asset Pool Shortfall Amount with respect to the Junior Tranche of Loans secured by other Asset Pools, to the Lender, to be applied to interest and principal with respect to such Junior Tranches until such Asset Pool Shortfall Amount has been eliminated;

                (k) eleventh, to the Borrower, an amount equal to the Asset Pool Equity Contribution made by the Borrower with respect to such Asset Pool, until such Asset Pool Equity Contribution shall have been repaid in full;

                (1) twelfth, (x) to the Lender, the Contingent Interest Share of all remaining Asset Pool Proceeds for such Asset Pool and (y) to the Borrower, the balance of all remaining Asset Pool Proceeds for such Asset Pool.

Notwithstanding the above specified distribution priorities, in the event that Asset Pool Proceeds from a particular Asset Pool are used to satisfy an Asset Pool Shortfall Amount with respect to Loans secured by other Asset Pools and the amount of Asset Pool Proceeds from such Asset Pool would otherwise have generated a payment to the Lender in respect of the Lender's Contingent Interest Share, then any Asset Pool Proceeds from any Asset Pool remaining after the repayment of all Senior and Junior Loans shall be used to pay the Lender the amount of Contingent Interest Share that it would otherwise have been entitled to receive.

        Section 2.9 Asset Pool Shortfalls. If at any time the Lender, in its reasonable discretion, shall determine that the Asset Pool Proceeds which can reasonably be collected prior to the Loan Maturity Date for a Loan will be insufficient to pay in full all principal of and accrued and unpaid interest on such Loan on or prior to the Loan Maturity Date, or in any event upon the occurrence of an Event of Default, the amount of any such anticipated deficiency (herein, each an "Asset Pool Shortfall Amount") shall be paid from Asset Pool Proceeds collected with respect to other Asset Pools as provided in Section 2.8
(g) and (i). The Lender may designate separate Asset Pool Shortfall Amounts with respect to the Senior and Junior Tranches of a Loan.

                                   ARTICLE III

             COLLATERAL FOR LOANS; CUSTODY,SERVICING AND COLLECTIONS

        Section 3 .1    Pledge of Asset Pool Collateral. To secure the due and
prompt payment of each Loan, together with all interest thereon (including Contingent interest) and all other obligations of the Borrower to the Lender arising hereunder or under any other Loan Document in connection with an Asset Pool, the Borrower shall grant to the Lender a first and prior security interest in, lien on and pledge of all assets of the Borrower, including all right, title, claim and interest of the Borrower in and to all Assets of or related to each and every Asset Pool, of any kind, nature or description, whether now owned or hereafter acquired, wherever located, howsoever arising or created and whether now existing or hereafter arising, including without limitation each and every Account and any and all liens, claims and property securing payment of the indebtedness evidenced by such Account (if any), and all property realized, collected or obtained in connection with or as a result of collections made on account of any Account, and any and all Asset Pool Proceeds paid or received with respect to any Asset Pool, whether deposited to or held in a Collateral Account or otherwise, and all rights of the Borrower under each and every Purchase Agreement related to an Asset Pool, together with such additional property of the Borrower as is set forth and described in the Security Agreement, as the same may be amended and supplemented from time to time by the Borrower as additional Asset Pools are purchased by the Borrower (herein the "Loan Collateral").

        Section 3.2 Perfection of Security Interests in Personal Property Collateral. The Borrower agrees to deliver to the Lender, at any time upon the Lender's request, each original Account file of or relating to any Account and shall execute such financing statements, together with any and all other instruments, assignments or documents and take such other actions as may be required, to perfect and to continue the perfection of the Lender's security interest in all Loan Collateral.

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        Section 3.3     Servicing of Asset Pools. The Borrower shall be
obligated to manage, service, administer, make collections and pursue enforcement proceedings with respect to each Asset in accordance with the customary and usual procedures of institutions which service assets of the type included in each Asset Pool and, to the extent more exacting, with the degree of skill, prudence and attention that the Borrower exercises from time to time with respect to assets not securing payment of a Loan. In satisfaction of its servicing obligations under this Agreement, the Borrower shall enter into a Servicing Agreement by and among the Servicer, the Lender and the Borrower, in form and content acceptable to the Lender (the "Servicing Agreement"). Immediately upon the occurrence of a Termination Event as defined in the Servicing Agreement, the Lender may terminate the Servicer then acting in such capacity under the Servicing Agreement and may appoint a replacement servicer, and enter into a replacement servicing agreement, reasonably acceptable to the Borrower and the Lender.

        Section 3.4 Authority to Settle or Sell Loan Collateral. The Borrower shall not, and the Servicer shall be instructed not to, compromise, sell or settle any Account or other Asset for an amount less than ten percent of the outstanding principal balance together with accrued and unpaid interest of an Account without first obtaining the prior written consent of the Lender (herein, with respect to each Account, the "Permitted Release Value"). If an amount proposed for settlement or sale of an Account is in excess of the Permitted Release Value established for such Account, the Servicer may proceed without the consent of the Lender to compromise, sell, or settle such Account for such higher amount. Notwithstanding the foregoing, without first obtaining the Lender's prior written consent, the Borrower shall not agree to any sale, assignment or other bulk transfer of Accounts (whether in one or more Asset Pools) if any such transaction (or a group of related transactions) constitutes the sale, transfer or assignment of Accounts having a value (based upon the Permitted Release Value for each such Account) equal to or exceeding ten percent of the original Total Cost of such Asset Pool or Asset Pools, as the case may be.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

        Section 4. 1    Conditions Precedent to the Initial Loan. The
obligation of the Lender to make the initial Loan to the Borrower is subject to satisfaction by the Borrower of the conditions precedent set forth in Sections
4.2 and 4.3 with respect to such Loan and the further condition precedent that the Lender shall have received each of the following, in form and substance satisfactory to the Lender:

                (a) The Security Agreement, properly executed on behalf of the Borrower.

                (b) The Collateral Account Agreement, properly executed on behalf of the Collateral Agent, the Borrower, the Servicer and the Lender.

                (c) The Servicing Agreement, properly executed on behalf of the Servicer, the Borrower and the Lender.

                (d) Certified copies of the consent and agreement of all members of the Borrower and the Servicer, respectively, evidencing approval of all Loan Documents, the Servicing Agreement and the other matters contemplated hereby.

                (e) Copies of the operating agreement of the Borrower, certified by the managing member of the Borrower as being a true and correct copy thereof.

                (f) Acknowledgment copies of effective financing statements naming the Lender as secured party and the Borrower as debtor, or such other similar instruments or documents as may be necessary or, in the opinion of the Lender, desirable under the UCC or any comparable law of all appropriate jurisdictions.

                (g) A signed copy of a certificate of the managing member of the Borrower which shall certify the names of the members of the Borrower authorized to sign the Loan Documents and the other documents or certificates to be delivered pursuant to this Agreement by the Borrower or any of its members, including Borrowing Requests, together with the true signatures of such members. The Lender may conclusively rely on such certificate until it shall receive a further certificate of the managing member of the Borrower canceling or amending the prior certificate and submitting the signatures of the members named in such further certificate.

                (h) A signed copy of a certificate of the president of the Servicer which shall certify the names of the members of the Servicer authorized to sign the Servicing Agreement and the other documents or certificates to be delivered pursuant thereto by the Servicer or any of its members, together with true signatures of such members. The Lender may conclusively rely on such certificate until it shall receive a further certificate of the president of the Servicer canceling or amending the prior certificate and submitting the signatures of the members named in such further certificate.

                (i) Payment of an origination fee in the amount equal to one percent of the Facility Amount.

                (j) Warrants to purchase on or before March 31, 2005 one unit of limited liability interests in Portfolio Recovery Associates, L.L.C. per $100 of the Facility Amount with an exercise price of $3.60 per unit.

        Section 4.2 Conditions Precedent to Each Loan. The obligation of the Lender to make each Loan (including the initial Loan) shall be subject to the further conditions precedent that the Lender shall have issued an Accepted Borrowing Request with respect thereto and shall have received, on or before the date of such Loan, each of the following with respect to such Loan, in form and substance satisfactory to the Lender:

                (a) The Purchase Agreement for the related Asset Pool, properly executed on behalf of the Borrower and the Asset Pool Seller, pursuant to which the Asset Pool Seller shall have agreed to transfer all Assets constituting a part of such Asset

        Pool to the Borrower, effective as of the Borrowing Date, free and clear of all liens, claims and encumbrances except those disclosed in the related Purchase Agreement.

                      (b) A Senior Tranche Note in the principal amount of the Senior Tranche of the related Loan and a Junior Tranche Note in the principal amount of the Junior Tranche of the related Loan, each properly completed and executed on behalf of the Borrower.

                      (c) Such other information as the Lender may request to verify the Total Cost of the Asset Pool, payment of the Borrower's Asset Pool Equity Contribution with respect to the Asset Pool, the nature or amount of the Accounts to constitute a part thereof or any other matter related thereto.

               Section 4.3 Representations and Warranties Upon Making a Loan. The obligation of the Lender to make each Loan to finance the purchase of an Asset Pool shall be subject to the further condition precedent that on the date for funding of such Loan the following statements shall be true and accurate in all material respects and the Borrower, by requesting such Loan, shall be deemed to have represented and certified that:

                      (a) The representations, warranties and covenants of the Borrower set forth in Article V are true and correct on and as of such date as though made on such date and shall be deemed to have been made on such date, except to the extent that any such representations, warranties and covenants relate solely to an earlier date.

                      (b) No event has occurred and is continuing, or would result from the making of such Loan, which constitutes a Default or an Event of Default.

                      (c) Upon payment of the purchase price specified in the related Purchase Agreement to the Asset Pool Seller and consummation of the purchase contemplated in such Purchase Agreement, the Borrower will have good title to all Accounts being transferred thereunder free and clear of all liens, claims and other interests other than the liens granted to the Lender as contemplated herein.



                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

               The Borrower represents and warrants to the Lender as of the date hereof and as of each Borrowing Date as follows:

               Section 5.1 Existence and Power; Name; Chief Executive Office. The Borrower and the Servicer are each duly organized, validly existing and in good standing under the laws of its organization and are each duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary and where failure to obtain such licensing or qualification would have a material adverse effect on the Borrower or the Servicer, as the case may be. The Borrower and the Servicer each has all requisite power and authority, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. Within the last twelve (12) months, the Borrower has done business only under its name as specified herein, The chief executive office and principal place of business of the Borrower is located at the address set forth in Section 9.4, and all of the Borrower's records relating to its businesses are kept at that location.

               Section 5.2 Authorization for Borrowings; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents, and Loans from time to time obtained hereunder, have been duly authorized by all necessary legal action and do not and will not (a) require any consent or approval which has not been obtained prior to the date hereof, (b) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof,
(c) violate any provision of any material law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Articles of Incorporation or Bylaws of the Borrower, (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (e) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.


               Section 5.3 Legal Agreements. The Loan Documents constitute, and the Notes, when and as executed and delivered, will constitute, the legal, valid and binding obligations and agreements of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

               Section 5.4 Subsidiaries. The Borrower has no subsidiaries.

               Section 5.5 Financial Condition: No Adverse Change. The Borrower has heretofore furnished to the Lender all annual and the most recent quarterly financial statements of the Borrower and the Servicer. Those statements fairly present the financial condition of the Borrower and the Servicer on the date thereof and the results of their respective operations and cash flows for the periods then ended and were prepared in accordance with GAAP. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower and the Servicer. The parties acknowledge that, as of the date hereof, no financial statements exist for the Borrower and, accordingly, none has been provided to the Lender.

               Section 5.6 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Servicer or the properties of the Borrower or the Servicer before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or the Servicer, could have a material adverse effect on the financial condition, properties or operations of the Borrower or the Servicer, except as set forth and described in Schedule 5.6.

               Section 5.7 Taxes. The Borrower and the Servicer have each paid or caused to be paid to the proper authorities when due all federal, state and local taxes, including taxes required to be withheld by it. The Borrower and the Servicer have each filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower, are required to be filed, and the Borrower and the Servicer have each paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due.

               Section 5.8 Title and Liens. The Borrower has good and marketable title to all properties and assets reflected in the latest balance sheet referred to in Section 5.5 free and clear of all mortgages, security interests, liens and encumbrances, except for covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of the Borrower as presently conducted. In addition, no financing statement naming the Borrower as debtor is on file in any office except to perfect only security interests permitted by Section 7.1.

               Section 5.9 Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor the Servicer maintains or has in the past maintained any Plan. Neither the Borrower nor the Servicer has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan of the Borrower or Servicer. Neither the Borrower nor the Servicer has:

                      (a) any accumulated funding deficiency within the meaning of ERISA; or

                      (b) any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan of the Borrower or Servicer (other than accrued benefits which are or which may become payable to participants or beneficiaries of any such Plan).

               Section 5.10 Default. The Borrower and the Servicer are each in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the financial condition, properties or operations of the Borrower or the Servicer, respectively.

               Section 5.11 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower or the Servicer in connection with the Borrower's request for any Loan and the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or personal financial statements, present a good faith opinion as to such projections, valuations and pro forma condition and results.


                                   ARTICLE VI

                     AFFIRMATIVE COVENANTS OF THE BORROWER

               So long as any Note or Asset Pool shall remain unpaid or outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

               Section 6.1 Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

                      (a) As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower and the Servicer, respectively, a copy of the annual audit report of the Borrower and the Servicer, respectively, with the unqualified opinion of their respective certified public accountants (which, in the case of the Borrower shall be Pricewaterhouse Coopers LLP or another nationally recognized firm of certified public accountants), which annual reports shall include the consolidated balance sheet of the Borrower and the Servicer, respectively, as at the end of such fiscal year and the related statements of earnings, shareholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and all prepared in accordance with GAAP, applied on a consistent basis, together with a certificate of the chief financial officer of the Borrower and the Servicer, respectively, stating that such financial statements are true and accurate in all material respects.

                     (b)     As soon as available and in any event within sixty
        (60) days after the end of each of the first three quarters of each fiscal year of the Servicer a copy of the consolidated balance sheet of the Servicer, as at the end of such quarter and related statements of earnings to-date, in reasonable detail, all prepared in accordance with GAAP, applied on a consistent basis, together with a certificate of the chief financial officer of the Servicer stating that such financial statements, subject to year-end audit adjustments, are true and accurate in all material respects.

                     (c)     As soon as available and in any event within twenty
       (20) days after the end of each month, an asset report in electronic form which shall include (i) a report by Asset Pool of the number of assets, original balance, current balance, payments to date, settlement allowance and percentage of payments life to date, (ii) a report by Asset Pool of product codes, (iii) a report by Asset Pool of status codes, (iv) a report by Asset

        Pool of states, (v) a report of Assets settled in full, (vi) a report by Asset Pool of all transactions posted life to date, (vii) a report by Asset Pool of demographic data related to Assets in such Asset Pool,
        (viii) a bank reconciliation account for each Collateral Account and
        (ix) such other information as the Lender shall require.

                      (d) As soon as available and in any event before the Distribution Date for each month, a cash receipts report by Asset Pool, together with a distribution report outlining cash distributions as well as the remaining cost basis for each Asset Pool.

                      (e) As promptly as practicable (but in any event not later than five (5) Business Days) after an officer of the Borrower obtains knowledge of the occurrence of any default by the Borrower in the performance of any of its obligations under this Agreement or by the Servicer under the Servicing Agreement, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such event.

                      (f) Such other information respecting each Asset Pool or the financial condition of the Borrower or the Servicer as the Lender may from time to time reasonably request.

               Section 6.2 Books and Records: Inspection and Examination. The Borrower will keep, and will cause the Servicer to keep, accurate books of record and account for itself pertaining to the Asset Pools and the Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP consistently applied and, upon request of and reasonable notice by the Lender, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower or the Servicer at all reasonable times during ordinary business hours, to discuss the affairs of the Borrower or the Servicer, including the purchase, servicing, collection or liquidation of assets, with any of its members, employees or agents and to conduct a review of the Borrower's and the Servicer's respective books and records with respect to the purchase, servicing, collection and disposition of Loan Collateral.

               Section 6.3 Compliance with Laws. The Borrower will, and will cause the Servicer (and any subservicer) to (a) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition, (b) comply with all applicable debt collection laws, regulations, ordinances and requirements and will obtain any and all licenses, permits and similar approvals required for the collection or servicing of any Account constituting a part of an Asset Pool and (c) use and keep its assets, and will require that others use and keep its assets, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

               Section 6.4 Payment of Taxes and Other Claims. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it prior to the date on which forfeiture of any such property may occur, (b)all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

               Section 6.5 Maintenance of Properties. The Borrower will keep and maintain all of its properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted); provided, however, that nothing in this Section 6.5 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the reasonable judgment of the Borrower, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender.

               Section 6.6 Preservation of Legal Existence. The Borrower will preserve and maintain its legal existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

               Section 6.7 Special Purpose Entity. The Borrower shall (a) own no assets, and not engage in any business, other than the assets and transactions specifically contemplated by the Loan Documents, (b) not incur any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent, other than as contemplated hereby, (c) not make any loans or advances to any third party (other than Assets), and shall not acquire obligations or securities of any Affiliated Party, (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets, (e) do all things necessary under applicable law and its organizational documents to observe organizational formalities and to preserve its existence, and will not amend, modify or otherwise change its certificate of formation or limited liability company agreement, or suffer the same to be amended, modified or otherwise changed, without the prior written consent of the Lender, (f) maintain all of its books, records, financial statements and bank accounts separate from those of any Affiliated Parties, (g) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliated Party), correct any known misunderstanding regarding its status as a separate entity, conduct business in its own name, not identify itself or any Affiliated Party as a division or part of the other and maintain and utilize separate stationary, invoices and checks, (h) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, (i) not engage in or suffer any dissolution, winding up, liquidation, consolidation or merger in whole or in part, (j) not commingle its funds or other assets with those of any Affiliated Party or any other Person, (k) maintain its assets in such a manner that it will not be costly or difficult to sergregate, ascertain or identify its individual assets from those of any Affiliated Party or any other Person, (l) not and will not hold itself out to be responsible for the debts or obligations of any other Person and (m) be formed and organized solely for the purpose of holding, directly or indirectly, the Assets and not hold or own any assets other than the Assets, Asset Proceeds and assets related thereto.



                                   ARTICLE VII

                               NEGATIVE COVENANTS


               So long as any Note or Asset Pool shall remain unpaid or outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

               Section 7.1 Liens. The Borrower will not create, incur or suffer to exist any pledge, lien, security interest, assignment or transfer upon or of any Loan Collateral, now owned or hereafter acquired, or assign or otherwise convey any right to receive collections or other income with respect thereto except as provided herein and in the other Loan Documents.

               Section 7.2 Sale or Transfer of Assets; Suspension of Business Operations. Except as otherwise permitted in accordance with Section 3.4, the Borrower will not sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions) to any other Person, and will not liquidate, dissolve or suspend its business operations.

               Section 7.3 Consolidation and Merger, Asset Acquisitions. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

               Section 7.4 Accounting. The Borrower will not adopt any material change in accounting principles other than as required by generally accepted accounting principles. The Borrower will not adopt, permit or consent to any change in its fiscal year.

               Section 7.5 Modification or Termination of Agreements. The Borrower will not terminate, amend or modify the Servicing Agreement or the Collateral Account Agreement, without, in each case, obtaining the prior written consent of the Lender.



                                  ARTICLE VIII


                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

               Section 8.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

                      (a) default in the payment of any interest (including Contingent Interest) on or principal of any Note when it becomes due and payable as provided in Section 2.8; or

                      (b) default in the payment of any fees, costs or expenses required to be paid by the Borrower under this Agreement as provided in Section 2.8 or any other Loan Document; or

                  (c) default in the performance, or breach, of any covenant or agreement of the Borrower in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and the continuance of such default or breach for a period of ten (10) calendar days after there has been given to the Borrower a written notice specifying such default or breach and requiring it to be remedied; or

                  (d) the Borrower or the Servicer shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or the Servicer shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property, or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or the Servicer; or the Borrower or the Servicer shall institute (by petition, application, answer, consent or otherwise) any insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or the Servicer; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or the Servicer; or

                  (e) a petition naming the Borrower or the Servicer as debtor is filed under the United States Bankruptcy Code; or

                  (f) any representation or warranty made by the Borrower in this Agreement or by the Borrower (or any of its officers) in any Borrowing Request, or in any other certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect in any material respect when made; or

                  (g) the rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of $50,000 (unless the payment of such judgment in excess of $50,000 is fully insured) and the continuance of such judgment, decree or order unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; or

                  (h) a default under the Security Agreement or a Termination Event under the Servicing Agreement, and the expiration of the applicable period of grace, if any, specified in such agreement; or

                  (i) any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan of the Borrower or Servicer or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Borrower by the Lender; or any Plan of the Borrower or Servicer shall have been terminated, or a trustee shall have been appointed by an appropriate United States District Court to administer any such Plan, or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan of the Borrower or Servicer or to appoint a trustee to administer any such Plan; or

                  (j) the Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or shall sell all or substantially all of its assets, without the prior written consent of the Lender; or

                  (k) the Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves) or notice of any state or federal tax liens shall be filed or issued; or

                  (l)      a Change of Control shall occur.

         Section 8.2 Rights and Remedies Upon the Occurrence of an Event of Default. Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured or waived to the written satisfaction of the Lender, the Lender may exercise any or all of the following rights and remedies with respect to outstanding Loans:

                  (a) by notice to the Borrower, declare the entire unpaid principal amount of all Notes, or any of them, all interest accrued and unpaid thereon (including Contingent Interest), and all other amounts payable under this Agreement to be forthwith due and payable whereupon such Note or Notes, as the case may be, all such accrued interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

                  (b) terminate the existing Servicing Agreement and enter into a new servicing agreement with a replacement servicer to service and collect all Loan Collateral, with such replacement servicer acting in its own name, but on behalf of the Borrower or the Lender and taking direction solely and exclusively from the Lender;

                  (c) direct the Servicer then in place to take all steps necessary to collect or otherwise liquidate the Loan Collateral in accordance with such procedures and for such sale prices as the Lender shall specify and apply all Asset Pool Proceeds resulting therefrom in accordance with Section 2.8, provided that each Asset Pool shall be deemed to have an Asset Pool Shortfall Amount in an amount equal to the unpaid principal balance of, and all accrued interest on, the related Loan therefor; and

                  (d) exercise and enforce any and all rights and remedies available to the Lender under any Loan Document (or otherwise by law or agreement) against any or all Loan Collateral securing payment of outstanding Loans; provided, however, that (i) no Servicing Cost Reimbursement shall be payable with respect to any Asset Pool Proceeds received as a result of any actions specified above if the Lender effects collection thereof without the assistance of the Servicer and (ii) no Asset Pool Proceeds shall be paid to the

     Borrower pursuant to Sections 2.8(k) and (l) with respect to any Asset Pool until all outstanding Loans, together with all interest thereon, shall have been paid in full, whereupon all remaining Asset Pool Proceeds for each Asset Pool shall be distributed in accordance with Section 2.8.

         Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 8.1, the entire unpaid principal amount of all Notes, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or notice of any kind.


                                  ARTICLE IX

                                MISCELLANEOUS

         Section 9.1 No Waiver: Cumulative Remedies. No failure or delay on the part of the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         Section 9.2 Amendments, Requested Waivers, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender. Any waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         Section 9.3 Severability Clause. Any part, provision representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

         Section 9.4 Notices. Any notices, consents, directions, demands or other communications given under this Agreement (unless otherwise specified herein) shall be in writing and shall be deemed to have been duly given when delivered in person or by overnight delivery at, or telecopied to the respective addresses or telecopy numbers, as the case may be, set forth below (or to such other address or telecopy numbers as either party shall give notice to the other party pursuant to this Section 9.4):


         If to the Borrower:

                  PRA AG FUNDING, L.L.C.
                  120 Corporate Boulevard, Suite 100
                  Norfolk, Virginia 23502
                  Attention: Steve Fredrickson
                  Telephone: 757-519-9300
                  Telecopy: 757-554-0586

         If to the Lender:

                  AG PRA 1999 Funding Co., LLC
                  c/o Angelo, Gordon & Co.
                  245 Park Avenue -- 26th Floor
                  New York, New York 10167
                  Attention: Josh Brain
                  Telephone: (212) 692-2287
                  Telecopy: (212) 867-5436

         Section 9.5 Reimbursement of the Lender's Costs and Expenses. The Borrower and the Lender agree that (a) all out-of-pocket costs and expenses incurred by the Lender in connection with the preparation, execution and delivery of the Loan Documents and documents relating to formation of the Lender (in each case including, without limitation, legal fees and expenses of counsel), UCC searches, recording fees, and other similar expenses paid or incurred by the Lender in connection with obtaining, perfecting or maintaining its security interest or lien on or priority in any Loan Collateral shall constitute Purchase Expenses with respect to an Asset Pool and the Lender shall be reimbursed from Loan proceeds made available for purchase of such Asset Pool, provided, however, that in the event any such costs and expenses are incurred by the Lender with respect to an Asset Pool that the Lender has committed to finance pursuant to an Accepted Borrowing Request, but which is not financed with proceeds of a Loan, or which is not purchased by the Borrower, the Borrower will reimburse the Lender for all such costs and expenses, (b) all out-of-pocket costs and expenses incurred by the Lender in connection with the administration, amendment, documentation, recording, filing, insuring, or enforcing any Loan Document or any Loan Collateral, or perfecting or maintaining the priority of any lien on or security interest in any Loan Collateral, incurred after funding of the related Loan shall constitute Loan Costs with respect to the related Asset Pool for which they were incurred (or pro rata among all Asset Pools if not attributable to one such Asset Pool) and shall be payable as such in accordance with Section 2.8 and (c) the Borrower shall reimburse the Lender, from Asset Pool Proceeds or otherwise, for any and all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the enforcement by the Lender of any of the rights or remedies available to the Lender hereunder or under any of the Loan Documents or under applicable law, whether or not suit is filed with respect thereto.

         Section 9.6 Indemnity. In addition to the payment of expenses pursuant to Section 9.5, the Borrower agrees to indemnify, defend and hold harmless the Lender and each of its respective participants, members, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees and agents (the "Indemnitees"), from and against (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of any Loans and (ii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with, the making of any Loans or entering into this Agreement or any other Loan Documents or the use or intended use of the proceeds of the Loans or the collection of Assets, excepting, however, from the foregoing any such liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses resulting from collection actions undertaken by the Lender, or by a replacement servicer appointed by the Lender, or the willful misconduct or gross negligence of an Indemnitee. If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities contemplated hereby which is permissible under applicable law. The obligations of the Borrower under this Section 9.6 shall survive termination of this Agreement.

         Section 9.7 Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         Section 9.8       Governing Law: Jurisdiction; Waiver of Jury Trial.

                  (a) Governing Law. Except as otherwise provided in the Security Agreement, the Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (b) Jurisdiction. The Borrower hereby irrevocably submits to the nonexclusive jurisdiction of any federal court sitting in the City of New York, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan

     Documents, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding, by the mailing of copies of such process, by certified mail, return receipt requested, to the Borrower at its address specified in Section 9.4 above. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 9.8(b) shall affect the right of either party to serve legal process in any other manner permitted by law or affect the right of either party to bring any action or proceeding against the other party or its property in the courts of other jurisdictions.

                  (c) WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY N ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

         Section 9.9 Integration. This Agreement comprises the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings.

         Section 9.10 Agreement Effectiveness. This Agreement shall become effective upon delivery of fully executed counterparts hereof to each of the parties hereto.

         Section 9.11 Headings Descriptive. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         Section 9.12 Assignment. This Agreement shall be binding upon the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Lender. The Lender hereby expressly reserves the right to sell, transfer, assign and convey any Note or any portion thereof and any or all of its rights or obligations under this Agreement or with respect to any Loan or Note, including without limitation the right to sell undivided participating interests in any Loan or Note, without any prior notice to or consent of the Borrower.

         Section 9.13 Advice from Independent Counsel. The parties hereto understand that this Agreement is a legally binding agreement that may affect such party's rights. Each party hereto represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

         Section 9.14 Judicial Interpretation. Should any provision of tins Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Agreement.

         Section 9.15 Use of Lender's Name. The Borrower hereby agrees that neither it nor the Servicer shall refer to or use the name "AG PRA 1999 Funding Co.", "Angelo, Gordon", "Angelo, Gordon & Co." or the name of any shareholder or member of the Lender in any manner in any collection or enforcement activities with respect to any Asset or in any advertising, printed material, electronic medium or other medium, without first obtaining the Lender's prior written consent. The Lender shall have no obligation to give any such written consent and may withhold the same in its sole and absolute discretion.

         Section 9.16 Confidentiality of Information. The Lender hereby acknowledges that it will use all information regarding one or more Asset Pools in connection with a Borrowing Request (the "Confidential Information") solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto and, in particular, determining whether or not to make a Loan with respect to an Asset Pool. In addition, the Lender will not disclose any Confidential Information without the prior consent of the Borrower, other than to the directors, employees, auditors, counsel or affiliates of the Lender, each of whom shall be informed of the confidential nature of the Confidential Information; provided, however, that the Lender may disclose any such Confidential Information (i) to any party contemplated in this Agreement for purposes contemplated hereunder (including to any permitted assignee of a Loan), (ii) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, (iii) in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party or (iv) in the event any such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Confidential Information. This Section 9.16 shall be inoperative as to those portions of the Confidential Information which are or become generally available to the public or to the Lender on a non-confidential basis from a source other than the Borrower or were known to the Lender on a non-confidential basis prior to its disclosure by the Borrower.


                           [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


PRA AG FUNDING, L.L.C.

By:  Portfolio Recovery Associates, L.L.C., Member

By:  /s/ STEVE FREDRICKSON
     -------------------------------
     Steve Fredrickson, President

AG PRA 1999 FUNDING CO., LLC

By:  Angelo, Gordon & Co., L.P., Managing Member

By:  /s/ FRED BERGER
     -----------------------------------
     Fred Berger
     Chief Financial Officer



[Signature Page to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

PRA AG FUNDING, L.L.C.

By:  Portfolio Recovery Associates, L.L.C., Member

By:  /s/ STEVE FREDRICKSON
     -----------------------
     Steve Fredrickson, President

AG PRA 1999 FUNDING CO., LLC

By:  Angelo, Gordon & Co., L.P., Managing Member

By:  /s/ FRED BERGER
     -----------------------------------
     Fred Berger
     Chief Financial Officer


[Signature Page to Credit Agreement]